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                                                                 EXHIBIT 23.31

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998, with respect to the financial statements of Satellite Transmission Systems Division of California Microwave, Inc., included in the Company's Amendment No. 3 to the
Registration Statement (Form S-1 Nos. 333-46983, 333-46983-01, 333-46983-02
and 333-46983-03) and the related Prospectus for the registration of $150,000,000 of Senior Subordinated Notes due 2008.

                                          Ernst & Young LLP

Melville, New York
April 24, 1998